BY-LAWS

                                       OF

                       CORNERSTONE PROGRESSIVE RETURN FUND

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I
Offices
1.1      Offices..............................................................1
1.2      Registered Office and Registered Agent...............................1

ARTICLE II
Shareholder Meetings
2.1      Chairman.............................................................1
2.2      Proxies; Voting......................................................1
2.3      Fixing Record Dates..................................................1
2.4      Inspectors of Election...............................................1
2.5      Notice of Shareholder Business.......................................2

ARTICLE III
Board of Trustees
3.1      Chairman; Records....................................................4

ARTICLE IV
Officers
4.1      Officers of the Trust................................................4
4.2      Election and Tenure..................................................4
4.3      Removal of Officers..................................................5
4.4      Bonds and Surety.....................................................5
4.5      Chairman, President and Vice Presidents..............................5
4.6      Secretary............................................................5
4.7      Treasurer............................................................5
4.8      Other Officers and Duties............................................6

ARTICLE V
Records and Reports
5.1      Maintenance and Inspection of Share Register.........................6
5.2      Maintenance and Inspection of Declaration of Trust and By-Laws.......6
5.3      Maintenance and Inspection of Other Records..........................6
5.4      Inspection by Trustees...............................................7

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ARTICLE VI
Miscellaneous
6.1      Contracts and Instruments; How Executed..............................7
6.2      Fiscal Year..........................................................7
6.3      Headings; References.................................................7
6.4      Provisions in Conflict with Law or Regulations.......................7
6.5      Depositories.........................................................7
6.6      Seal.................................................................8

ARTICLE VII
Share Transfers
7.1      Transfer Agents, Registrars and the Like.............................8
7.2      Transfer of Shares...................................................8
7.3      Registered Shareholders..............................................8

ARTICLE VIII
Amendment of By-Laws
8.1      Amendment and Repeal of By-Laws......................................8

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                       CORNERSTONE PROGRESSIVE RETURN FUND

                                     BY-LAWS

         These By-Laws are made and adopted pursuant to Section 3.8 of the Declaration of Trust establishing the Cornerstone Progressive Return Fund (the "Trust") dated as of April 26, 2007, as from time to time amended (hereinafter called the "Declaration"). All capitalized terms used, but not defined, in these By-Laws shall have the meaning or meanings set forth for such terms in the Declaration.

                                   ARTICLE I

                                     OFFICES

         1.1 OFFICES. The Trust may have such offices within or outside of the State of Delaware as the Board of Trustees may from time to time determine.

         1.2 REGISTERED OFFICE AND REGISTERED AGENT. The Board of Trustees have established a registered office in the State of Delaware and appointed a registered agent for service of process as set forth in the Trust's Certificate of Trust. The Board of Trustees may change these as provided in the Declaration.

                                   ARTICLE II

                              SHAREHOLDER MEETINGS

         2.1 CHAIRMAN. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in the Chairman's absence, the Chairman may appoint, or if the Chairman fails to so appoint, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves. The chairman of the meeting may make any rules for the conduct of the meeting as he or she shall deem necessary or desirable.

         2.2 PROXIES; VOTING. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article 6 of the Declaration.

         2.3 FIXING RECORD DATES. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Board of Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 6.3 of the Declaration. If the Board of Trustees does not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

         2.4 INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Board of Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three, as determined by the chairman of the meeting. In case any person appointed as Inspector fails to
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appear or fails or refuses to act, the vacancy may be filled by the chairman of the meeting. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents and shall determine the results and shall do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority of them is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

         2.5 NOTICE OF SHAREHOLDER BUSINESS. At any annual or special meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Trustees, or (iii) otherwise properly brought before the meeting by a Shareholder.

         (a) Annual Meetings of Shareholders.

                  (i) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (1) pursuant to the Trust's notice of meeting, (2) by or at the direction of the Board of Trustees, or (3) by any Shareholder who was a Shareholder of Record both at the time of giving of notice provided for in this Section 2.5(a) and at the time of the annual meeting, who is entitled to vote at the meeting, and who complied with the notice procedures set forth in this Section 2.5(a).

                  (ii) For nominations to the Board of Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (3) of paragraph (a)(i) of this Section 2.5, the Shareholder must have given timely notice thereof to the Secretary, in writing, and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice must be delivered to the Secretary, at the principal executive office of the Trust, by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding years annual meeting, nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Shareholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice described above. A Shareholder's notice to be proper must set forth (1) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee (x) the name, age, business address and residence address of such person, (y) the class and number of Shares that are beneficially owned or owned of record by such person and (z) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange

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Act of 1934 ("Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (2) as to any other business that the Shareholder proposes to be before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Trust's register and current name and address, if different, and of such beneficial owner, and (y) the class and number of Shares which are owned beneficially and of record by such Shareholder and such beneficial owner.

                  (iii) Notwithstanding anything in the second sentence of Paragraph (a)(ii) of this Section 2.5 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Board of Trustees at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Shareholder's notice required by this Section 2.5(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive office of the Trust not later than the close of business on the tenth day immediately following the day on which such public announcement is first made by the Trust.

         (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected (1) pursuant to the Trust's notice of meeting, (2) by or at the direction of the Board of Trustees or (3) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder who is a Shareholder of Record both at the time of giving of notice provided for in this Section 2.5(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.5(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more trustees to the Board of Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by paragraph (a)(ii) of this Section 2.5 shall have been delivered to the Secretary at the principal executive office of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

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         (c) General.

                  (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible to serve as Trustees, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. The chairman of the meeting shall have the power and duty to determine whether a nomination of any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.5 and, if any proposed nomination or other business is not in compliance with this Section 2.5, to declare that such nomination or proposal shall be disregarded.

                  (ii) For purposes of this Section 2.5, (1) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation or proxies for election of Trustees and (2) "public announcement" shall mean disclosure (x) in a press release either transmitted to the principal securities exchange on which Shares of the Trust's are traded or reported by a recognized news service or (y) in a document publicly filed by the Trust with the United States Securities and Exchange Commission.

                  (iii) Notwithstanding the foregoing provisions of this Section 2.5, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.5. Nothing in this Section
2.5 shall be deemed to affect any right of a Shareholder to require inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

                                  ARTICLE III

                                BOARD OF TRUSTEES

3.1 CHAIRMAN; RECORDS. The Chairman, if any, shall act as chairman at all meetings of the Board of Trustees; in the Chairman's absence, the Chairman may appoint, or if the Chairman fails to so appoint, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves. The results of all actions taken at a meeting of the Board of Trustees, or by unanimous written consent of the Trustees, shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.

                                   ARTICLE IV

                                    OFFICERS

         4.1 OFFICERS OF THE TRUST. The officers of the Trust shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Board of Trustees. Any two or more of the offices may be held by the same Person, except that the same person may not be both President and Secretary. The Chairman, if any, shall be a Trustee, but no other officer of the Trust need be a Trustee.

         4.2 ELECTION AND TENURE. Officers shall serve at the pleasure of the Board of Trustees or until their successors have been duly elected and qualified. The Board of Trustees may fill any vacancy in office or add any additional officers at any time.

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         4.3 REMOVAL OF OFFICERS. Any officer may be removed at any time, with or without cause, by action of a majority of the Board of Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President or Secretary, or at a later date according to the terms of such notice in writing.

         4.4 BONDS AND SURETY. Any officer may be required by the Board of Trustees to be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Board of Trustees may determine.

         4.5 CHAIRMAN, PRESIDENT AND VICE PRESIDENTS. The Chairman, if any, shall, if present, preside at all meetings of the Shareholders and of the Board of Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Board of Trustees. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman, if any, the President shall be the chief executive officer of the Trust and, subject to the control of the Board of Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Board of Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Trust or any of its Series to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Board of Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have such further authorities and duties as the Chairman, if any, or the Board of Trustees, shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Board of Trustees or, if more than one and not ranked, the Vice-President designated by the Board of Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Board of Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Board of Trustees or by the President.

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         4.6 SECRETARY. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Committees of the Board of Trustees, unless the chairman of the meeting shall appoint another person to record the minutes of a meeting. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Board of Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Board of Trustees, the Chairman or the President shall from time to time determine.

         4.7 TREASURER. Except as otherwise directed by the Board of Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Board of Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Board of Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Board of Trustees or the President. Unless the Board of Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authority as the Board of Trustees, the Chairman or the President shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Board of Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any Series of the Trust on behalf of such Series.

         4.8 OTHER OFFICERS AND DUTIES. The Board of Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Board of Trustees or delegated to such person by the President.

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                                   ARTICLE V

                               RECORDS AND REPORTS

         5.1 MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Trust shall keep at its offices or at the office of its transfer or similar agent, records of its Shareholders, that provide the names and addresses of all Shareholders and the number of Shares held by each Shareholder. Such records may be inspected during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder's interest as a Shareholder.

         5.2 MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST AND BY-LAWS. The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these By-Laws, as amended or restated from time to time and shall mail a copy, upon the written request of any Shareholder, to the address requested by such Shareholder.

         5.3 MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records, and the minutes of proceedings of the Shareholders, the Board of Trustees, any committee of the Board of Trustees or any advisory committee, shall be kept at such place or places designated by the Board of Trustees or, in the absence of such designation, at the offices of the Trust. The minutes shall be kept in written form and the accounting books are records shall be kept either in written form or in any other form capable of being converted into written form.

         If information is requested by a Shareholder, the Board of Trustees, or, in case the Board of Trustees does not act, the President, any Vice President or the Secretary, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

         The Board of Trustees, or, in case the Board of Trustees does not act, the President, any Vice President or the Secretary, may keep confidential from Shareholders for such period of time as the Board of Trustees or such officer, as applicable, deems reasonable any information that the Board of Trustees or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board of Trustees or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

         5.4 INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right during the Trust's regular business hours to inspect all books, records and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

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                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Trustees, except as otherwise provided in the Declaration of Trust and these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust, and this authority may be general or confined to specific instances.

         6.2 FISCAL YEAR. The fiscal year of the Trust shall be determined and changed by the Board of Trustees.

         6.3 HEADINGS; REFERENCES. Headings are placed herein for convenience of reference only and shall not be taken as part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of laws shall refer to such sections as amended from time to time or any successor sections thereof.

         6.4 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

                  (a) The provisions of these By-Laws are severable, and if the Board of Trustees shall determine with the advice of counsel, that any of such provision is in conflict with the Declaration of Trust, the 1940 Act, the Code, the Delaware Statutory Trust Act, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of these By-Laws from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.

         6.5 DEPOSITORIES. The funds of the Trust shall be deposited in such custodians as the Board of Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Board of Trustees may from time to time authorize.

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         6.6 SEAL. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust, or any Series of the Trust, if any, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

                                  ARTICLE VII

                                 SHARE TRANSFERS

         7.1 TRANSFER AGENTS, REGISTRARS AND THE LIKE. As provided in Section
5.7 of the Declaration, the Board of Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the various Series of the Trust as the Board of Trustees shall deem necessary or desirable. In addition, the Board of Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Board of Trustees.

         7.2 TRANSFER OF SHARES. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Board of Trustees or a transfer agent of the Trust of proper documentation as provided in Section 5.8 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

         7.3 REGISTERED SHAREHOLDERS. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

         8.1 AMENDMENT AND REPEAL OF BY-LAWS. In accordance with Section 3.8 of the Declaration, all By-Laws of the Corporation, whether adopted by the Board of Trustees, or the Shareholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either (a) the holders of record of the outstanding Shares entitled to vote, at any annual or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or (b) the Board of Trustees, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; provided, however, that the Board of Trustees, or the Shareholders, shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

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